EXHIBIT 99.1

Rekor Systems, Inc. Reports 2022 Financial Results

Highlights:

•	2022 gross revenue increased 72% to $19.9 million ($22.3 million with the discontinued operations) as compared to $11.6 million ($14.3 million with discontinued operations) in 2021
•	Closed $15 million Senior Secured Notes in January 2023
•	Sold our Automatic Traffic Safety Enforcement ("ATSE") business unit
•	Acquired Southern Trafic Services ("STS") in June 2022, expanding our footprint, product offering, and customer base
•	Recurring revenue increased 182% to $13.1 million in 2022 as compared to $4.6 million in 2021
•	Performance obligations increased 45% to $21.4 million in 2022 as compared to $14.8 million in 2021

COLUMBIA, MD – March 27, 2023 - Rekor Systems, Inc (NASDAQ: REKR) ("Rekor" or the "Company"), a global AI technology company with a mission to provide insights that build safer, smarter, and more efficient cities around the world through intelligent infrastructure, announced its financial results for the year ended December 31, 2022.

"During the last six months of 2022, we focused on streamlining operations and finding efficiencies across our general and administrative, sales and marketing, research and development and travel expenses. Like many technology companies, we continue to make tough but important choices to help right-size our business and achieve financial and operational efficiencies," said Eyal Hen, Chief Financial Officer, Rekor. "In 2022, we also integrated Rekor's two strategic acquisitions – Waycare and Southern Traffic Services. This has resulted in significant advances and in our technology and business development efforts as we enter 2023, allowing us to further develop our leading technology and achieve greater visibility in the transportation markets."

"Rekor stands at the forefront of innovation, leading the charge to be the premier provider of Roadway Intelligence and data-driven mobility insights on a global scale. As a technology company, we are changing the course of the public safety, urban mobility, and transportation market segments with our cutting-edge, AI-driven solutions, enabling smarter, safer, and more sustainable streets for all communities. We look forward to building on this success in 2023 and beyond." said Robert A. Berman, Chief Executive Officer, Rekor.

Full-Year 2022 Financial Results

Revenues

Gross revenue for the year ended December 31, 2022, increased $8,345,000 or 72% to $19,920,000, compared to $11,575,000 for the year ended December 31, 2021. The increase in revenue for the year ended December 31, 2022, compared to the year ended December 31, 2021, was primarily attributable to our STS acquisition. As part of our selling strategy, we have focused in 2022 on a sales model that employs contracts with recurring revenue. We expect these contracts to provide a more predictable stream of revenues compared to one-time sales of hardware and software licenses, which are generally more difficult to predict. Our revenue with the discontinued operation of our ATSE business was $22,280,000 for the year ended December 31, 2022, compared to $14,294,000 for the year ended December 31, 2021.

Recurring revenue for the year ended December 31, 2022, which includes SaaS, eCommerce, data aggregation, and customer support revenue, increased $8,457,000 or 182% to $13,091,000, compared to $4,634,000 for the year ended December 31, 2021.

Product and service revenue for the year ended December 31, 2022, which includes hardware and perpetual license sales, decreased $112,000 or 2% to $6,829,000, compared to $6,941,000 for the year ended December 31, 2021.

Loss from Operations

Operating expenses, excluding the goodwill impairment described below, for the year ended December 31, 2022, increased to $59,979,000, compared to $38,860,000 for the year ended December 31, 2021. During the year ended December 31, 2022, the Company continued to increase administrative and sales force headcount to support growth initiatives and saw an increase in rent mainly associated with our leased spaces in Columbia, Maryland, and Tel Aviv, Israel. These increases in expenses were partially offset by a decrease in our professional services expenses, which primarily related to merger and acquisition activities that took place in 2021.

The Company also increased its research and development expenses for the year ended December 31, 2022, primarily due to the development of new products and additional software capabilities. The increase in research and development expenses is mainly attributable to increased headcount and hours associated with research and development activities. Furthermore, marketing expenses increased due to a ramp-up in marketing efforts to promote the Company's products and services, including digital marketing and other actions.

During the third quarter of 2022, we experienced a significant decline in our market capitalization, which we deemed a triggering event related to goodwill. As a result, we performed an interim impairment assessment as of September 30, 2022, and determined that we had an impairment related to goodwill in the amount of $34,835,000.

In the third quarter of 2022, we started to see a reduction in our operating expenses as a result of streamlining activities and business processes. During the fourth quarter, we saw the full impact of these activities, which resulted in a reduction of $3,950,000 of operating expenses across our general and administrative, sales and marketing and research and development expenses during the fourth quarter of 2022 compared to the third quarter of 2022.

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Additional Key Performance Indicators

Performance Obligations

As of December 31, 2022, the Company had approximately $21,412,000 in remaining performance obligations not yet satisfied or partially satisfied. This is an increase of approximately 45%, up from $14,776,000 of remaining performance obligations as of December 31, 2021. The Company expects to recognize approximately 45% of this amount as revenue over the succeeding twelve months. The remainder is expected to be recognized over the next two to four years.

Total Contract Value

The total contract value of contracts won in a given period provides visibility into the Company's future operating results and cash flows from operations. There are certain assumptions embedded in the total contract value of an agreement, such as the success rate of renewal periods, cancellations, and usage estimates. During the year ended December 31, 2022, the Company won contracts valued at $21,962,000, compared to $8,936,000 for the value of contracts won during the year ended December 31, 2021. This growth represents $13,026,000 or 146% growth year-over-year.

Non-GAAP Measures

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit for the year ended December 31, 2022, increased to $9,030,000 with an Adjusted Gross Margin of 45%, compared to $7,026,000 and an Adjusted Gross Margin of 61% for the year ended December 31, 2021. The increase in Adjusted Gross Profit was attributable to the strong growth in our product and services revenue. However, overall Adjusted Gross Profit Margin declined from the prior fiscal year. The sale of products generating recurring revenues initially lowers the Adjusted Profit Margin, as the Company needs to make low-margin investments in setting up sensors and building the necessary infrastructure to support higher-margin operations in the future. As a result, the Adjusted Gross Profit Margin is expected to improve meaningfully over time as incremental revenue can be generated using the same hardware and infrastructure.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

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The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Year ended December 31,
	2022	2021
Net loss from continuing operations	$(83,454)	$(27,396)
Income tax benefit	(987)	(3,819)
Interest expense, net	21	27
Depreciation and amortization	6,422	3,088
EBITDA	$(77,998)	$(28,100)

Gain on extinguishment of debt	$-	$(886)
Share-based compensation	6,616	3,909
Gain on the sale of ATSE	(2,643)	-
Gain due to the remeasurement of the STS Earnout and Contingent Consideration, net	(883)	-
Goodwill impairment	34,835	-
Loss due to change in value of equity investments	-	150
Legal judgements and settlements	1,608	136
One-time consulting fees	1,024	2,025
Adjusted EBITDA	$(37,441)	$(22,766)

Rekor has scheduled a conference call to discuss the 2022 results on Thursday, March 27, 2023, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037 (Toll Free)

International: 201-689-8037

A live webcast of the conference call will be available online at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=JS4y5Y4a

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

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Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13726685

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

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Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

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REKOR SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$1,924	$25,796
Restricted cash and cash equivalents	254	390
Accounts receivable, net	3,238	953
Inventory	1,986	1,176
Note receivable, current portion	340	340
Other current assets, net	1,202	1,374
Current assets of discontinued operations	331	653
Total current assets	9,275	30,682
Long-term assets
Property and equipment, net	16,733	9,741
Right-of-use lease assets, net	9,662	6,117
Goodwill	20,593	53,451
Intangible assets, net	21,299	21,262
Note receivable, long-term	822	1,020
SAFE investment	2,005	1,250
Deposits	3,451	1,978
Long-term assets of discontinued operations, net	-	378
Total long-term assets	74,565	95,197
Total assets	$83,840	$125,879
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,963	$7,000
Notes payable, current portion	1,000	998
Notes payable, related party	1,000	-
Loans payable, current portion	106	37
Lease liability, short-term	1,069	214
Contract liabilities	3,044	2,437
Other current liabilities	2,772	2,432
Current liabilities of discontinued operations	490	703
Total current liabilities	15,444	13,821
Long-term liabilities
Notes payable, long-term	2,000	-
Loans payable, long-term	349	37
Lease liability, long-term	14,237	10,027
Contract liabilities, long-term	1,005	835
Deferred tax liability	52	38
Other long-term liabilities	1,416	-
Long term liabilities of discontinued operations	-	34
Total long-term liabilities	19,059	10,971
Total liabilities	34,503	24,792
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares; issued: 54,446,602, shares at December 31, 2022 and 44,007,257 at December 31, 2021; outstanding: 54,405,080 shares at December 31, 2022 and 43,987,896 at December 31, 2021	5	4

Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of December 31, 2022 and December 31, 2021, respectively. No preferred stock was issued or outstanding as of December 31, 2022 or 2021, respectively.

Treasury stock - at cost, 41,522 and 19,361 shares as of December 31, 2022 and 2021, respectively	(417)	(319)
Additional paid-in capital	202,747	171,285
Accumulated deficit	(152,998)	(69,883)
Total stockholders’ equity	49,337	101,087
Total liabilities and stockholders’ equity	$83,840	$125,879

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REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

	Year ended December 31,
	2022	2021
Revenue	$19,920	$11,575
Cost of revenue, excluding depreciation and amortization	10,890	4,549

Operating expenses:
General and administrative expenses	26,612	23,006
Selling and marketing expenses	8,329	4,474
Research and development expenses	18,616	8,292
Goodwill impairment	34,835	-
Depreciation and amortization	6,422	3,088
Total operating expenses	94,814	38,860

Loss from continuing operations	(85,784)	(31,834)
Other income (expense):
Interest expense, net	(21)	(27)
Other expense, net	(1,279)	(90)
Gain on the sale of business	2,643	-
Gain on extinguishment of debt	-	886
Total other income (expense)	1,343	769
Loss before income taxes and equity method investments	(84,441)	(31,065)
Income tax benefit	987	3,819
Equity in loss of investee	-	(150)
Net loss from continuing operations	(83,454)	(27,396)
Net income from discontinued operations	339	614
Net loss	$(83,115)	$(26,782)
Loss per common share from continuing operations - basic and diluted	(1.68)	(0.67)
Earnings per common share discontinued operations - basic and diluted	0.01	0.01
Loss per common share - basic and diluted	$(1.67)	$(0.66)

Weighted average shares outstanding
Basic and diluted	49,807,475	41,164,564

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